UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
May 21, 2024
Date of Report (Date of earliest event reported)
The Duckhorn Portfolio, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40240	81-3866305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1201 Dowdell Lane
Saint Helena, CA 94574
(Address of principal executive offices) (Zip Code)
(707) 302-2658
(Registrant's telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NAPA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 21, 2024, the Board of Directors (the “Board”) of Duckhorn Portfolio, Inc. (the “Company”) appointed David Burwick to the Board. Mr. Burwick’s initial term as a director will expire at the Company’s 2025 annual meeting of stockholders. Mr. Burwick will serve on the Audit Committee and the Nominating and Corporate Governance Committee of the Board.
David Burwick, 62, served as President and Chief Executive Officer of Boston Beer Company, Inc., an alcohol beverage company, from April 2018 until March 2024. Prior to joining Boston Beer, Mr. Burwick served as President and CEO of Peet’s Coffee & Tea, Inc., a specialty coffee and tea company, since December 2012. He served as President of North America for WW International, Inc., a leading provider of weight management services, from April 2010 until December 2012. Prior to that, Mr. Burwick spent 20 years at PepsiCo, Inc. in a range of senior executive roles, including Senior Vice President and Chief Marketing Officer for Pepsi-Cola North America. Mr. Burwick joined the board of Deckers Outdoor Corporation, a publicly held footwear design and distribution company, in September 2021 and sits on its talent and compensation committee. Mr. Burwick served on the board of Boston Beer from May 2005 until March 2024, serving on both its compensation and nominating/governance committees from 2005 until 2018. He has also been a member of the Boston Bruins Foundation Advisory Board since January 2019. Mr. Burwick received a BA in history, cum laude, from Middlebury College and an MBA from Harvard Business School. We believe Mr. Burwick’s extensive leadership experience in the alcoholic beverage industry and his executive leadership qualifies him to serve on our board of directors.
As a non-employee director, Mr. Burwick will receive compensation in respect of his service to the Company in accordance with the Company’s non-employee director compensation policy and consistent with the compensation paid to the Company’s other non-employee directors who are eligible to receive compensation under such policy, as the Company previously disclosed in its 2024 annual meeting proxy statement, as filed with the Securities and Exchange Commission (“SEC”) on November 22, 2023. In addition, the Company entered into an Indemnification Agreement with Mr. Burwick on May 21, 2024, the form of which is filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the year ended July 31, 2023, filed with the SEC on September 27, 2023.
Item 7.01     Regulation FD Disclosure.
On May 22, 2024, the Company issued a press release announcing, among other things, the appointment of Mr. Burwick to the Board. The press release is furnished as Exhibit 99.1 to this report.
As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information or Exhibit 99.1 be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press release dated May 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Duckhorn Portfolio, Inc.

Date: May 22, 2024	By:	/s/ S.B.A. Sullivan
Sean Sullivan
Executive Vice President, Chief Strategy and Legal Officer